SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES AND EXCHANGE ACT

       Date of report (Date of earliest event reported): December 15, 2003
                                                         -----------------

                              PHOTONICS CORPORATION
               (Exact Name of Registrant as Specified in Charter)

       California                      0-22514                     77-0102343
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(State or Other Jurisdiction        (Commission                 (IRS Employer
     of Incorporation)              File Number)             Identification No.)

420 E FM 3040, Suite 118 PMB 216 Lewisville, Texas                   75067
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   (Address of Principal Executive Offices)                      (Zip Code)

       Registrant's telephone number, including area code: (972) 745-3020
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Item 5.  Other Events and Regulation FD Disclosure

         The Board of Directors of the Company intends to file an amendment to the Articles of Incorporation with the Department of Corporations of California to reflect the designation of 15,000,000 Series A Preferred Convertible stock, valued at $1.00 per share to effect future financing for the Company, subject to shareholder approval.

         In accordance with California Corporation Code Section 903 (a) (6), this action has to be approved by written consent of the majority of the outstanding shareholders of the Company. The board believes a majority written consent will be gained to approve such actions, but has not yet been attained.

Item 7.  Financial Statements and Exhibits

         (a) Financial Statements of Assets Acquired. To be supplied by an 8K/A if applicable.

         (b) Pro Forma Financial Information. None required.

         (c) Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B.



Exhibit     Description

10.1        Asset Purchase Agreement

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


December 15, 2003                           PHOTONICS CORPORATION

                                            By: /s/ Mark Lindberg
                                               ------------------------
                                               Mark Lindberg, President